Exhibit 99.1

Community Bank Shares of Indiana, Inc. Announces Completion of Merger with

First Financial Service Corporation of Elizabethtown, KY

New Albany, Ind., (January 2, 2015) — Community Bank Shares of Indiana, Inc. (NASDAQ: CBIN), the holding company for Your Community Bank and The Scott County State Bank, announced today that it has successfully completed its acquisition of First Financial Service Corporation (NASDAQ: FFKY).

As part of the agreement, First Federal Savings Bank of Elizabethtown, a wholly-owned subsidiary of First Financial Services Corporation, merged with and into Your Community Bank.  The former locations of First Federal Savings Bank of Elizabethtown will be operated as financial centers of Your Community Bank under the name of First Federal Savings Bank until system conversions are completed in March of 2015.

The acquisition was first announced on April 22, 2014.  CBIN and FFKY shareholders approved the acquisition on December 16, 2014, and all regulatory approvals were completed that same month.

With the acquisition, CBIN now has 41 financial centers throughout southeastern Indiana and Kentucky and estimated total assets of approximately $1.6 billion.

James D. Rickard, President and CEO of Community Bank Shares of Indiana commented, “Community Bank Shares is stronger than ever, and we’re eager to provide our outstanding menu of products and services to new customers in the region.  With this merger, we are increasing our market presence in the Louisville and Bardstown areas, and creating new opportunities in Bullitt, Hardin, Hart and Meade counties. Culturally and geographically, this is a fit, and it aligns with our vision for growth.”

About Community Bank Shares of Indiana, Inc.

Community Bank Shares of Indiana, Inc. is a bank holding company headquartered in New Albany, Indiana. It includes two wholly owned, state-chartered subsidiary banks, Your Community Bank and The Scott County State Bank. The Company operates 41financial centers in Indiana and Kentucky. The Banks are engaged primarily in the business of attracting deposits from the general public and using such funds for the origination of commercial business and real estate loans and secured consumer loans such as home equity lines of credit, automobile loans, and recreational vehicle loans. Additionally, the Banks originate and sell into the secondary market mortgage loans for the purchase of single-family homes. For more information visit www.yourcommunitybank.com and www.scottcountystatebank.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, but rather statements based on the Community Bank Shares’ and First Financial Service Corporation’s current expectations regarding our business strategies and their intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends”, “will” and similar expressions, as well as any statements related to future expectations of performance.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the breach by third parties of their contractual obligations to Community Bank Shares; unanticipated breaches by a party to the agreement and plan of share exchange; Community Bank Shares’ failure to integrate acquired institutions in accordance with expectations; deviations from performance expectations related to acquired institutions; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the bank subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by Community Bank Shares of First Financial Services Corporation or on their behalf. Neither company assumes any obligation to update any forward-looking statements.

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CONTACT:

Michael Hatfield

Marketing Director

Community Bank Shares of Indiana, Inc.

mhatfield@yourcommunitybank.com

812-981-7337